Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC.

REPORTS 2004 SECOND QUARTER RESULTS,

NEW STUDENT ENROLLMENT INCREASED 18.4 PERCENT,

TOTAL ENROLLMENT INCREASED 16.8 PERCENT

CARMEL, IN, July 21, 2004— ITT Educational Services, Inc. (NYSE:ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the second quarter of 2004 increased 18.4 percent to 10,261 compared to 8,665 in the same period of 2003.  Total student enrollment as of June 30, 2004 increased 16.8 percent to 38,709 compared to 33,153 as of June 30, 2003.  Those numbers and percentages exclude international enrollments and enrollments at two institutes that are gradually ceasing operations.

Earnings per share (“EPS”) in the second quarter of 2004 increased 42.9 percent to $0.30 compared to $0.21 in the second quarter of 2003.  Rene R. Champagne, chairman, president and CEO of ITT/ESI said, “Our business fundamentals remain strong as a result of continued demand for our programs of study.”

The company provided the following information for the three and six months ending June 30, 2004:

Financial and Operating Results For The Three Months Ending June 30th, Unless Otherwise Indicated

(Dollars in millions, except per share and per student data)

	2004		2003		Increase/ (Decrease)

Revenues	$150.9		$124.8		20.9%

Special Legal and Other Investigation Costs	$5.6		$0.0		N/A
Operating Income	$22.3		$15.5		44.1%
Operating Income Before Special Legal and Other Investigation Costs(A)	$27.9		$15.5		80.3%

Special Legal and Other Investigation Costs as a Percent of Revenues	3.7%		0.0%		N/A
Operating Margin	14.8%		12.4%		240 basis points
Operating Margin Before Special Legal and Other Investigation Costs(A)	18.5%		12.4%		610 basis points

Special Legal and Other Investigation Costs Net of Tax	$3.4		$0.0		N/A
Net Income	$14.0		$9.8		42.0%
Net Income Before Special Legal and Other Investigation Costs Net of Tax(A)	$17.4		$9.8		76.7%

Special Legal and Other Investigation Costs Per Share (fully diluted)	$0.07		$0.0		N/A
Earnings Per Share (fully diluted)	$0.30		$0.21		42.9%
Earnings Per Share (fully diluted) Before Special Legal and Other Investigation Costs(A)	$0.37		$0.21		76.2%

New Student Enrollment (B)	10,261		8,665		18.4%
Continuing Students (B)	28,448		24,488		16.2%
Total Student Enrollment as of June 30th (B)	38,709		33,153		16.8%
Online Course Registrations(C)	12,506		868		—
Quarterly Persistence (Retention) Rate (D)	74.8%		76.6%		(180) basis points
Revenue Per Student	$3,952		$3,863		2.3%
Cash and Cash Equivalents, and Investments as of June 30th	$285.0		$168.4		69.2%
Bad Debt Expense as a Percent of Revenues	1.6%		1.2%		40 basis points
Days Sales Outstanding as of June 30th	6.8 days		6.1 days		0.7 days
Deferred Tuition Revenue as of June 30th	$122.5		$95.0		28.9%
Debt	$0		$0		—
Fully Diluted Shares of Common Stock Outstanding	46,770,000		45,921,000		—
Shares of Common Stock Repurchased	0		28,000	(E)	—
Land and Building Purchases	$6.8	(F)	$9.7	(G)	(29.6)%
Number of New Colleges Opened	0		1		—
Capital Expenditures, net	$6.9		$4.3		62.8%

Financial and Operating Results For The Six Months Ending June 30th, Unless Otherwise Indicated

(Dollars in millions, except per share and per student data)

	2004		2003		Increase/ (Decrease)

Revenues	$292.7		$243.8		20.0%

Special Legal and Other Investigation Costs	$15.3		$0.0		N/A
Operating Income	$36.4		$29.1		24.8%
Operating Income Before Special Legal and Other Investigation Costs(A)	$51.7		$29.1		77.4%

Special Legal and Other Investigation Costs as a Percent of Revenues	5.2%		0.0%		N/A
Operating Margin	12.4%		12.0%		40 basis points
Operating Margin Before Special Legal and Other Investigation Costs(A)	17.7%		12.0%		570 basis points

Special Legal and Other Investigation Costs Net of Tax	$9.3		$0.0		N/A
Net Income	$23.0		$18.5		24.2%
Net Income Before Special Legal and Other Investigation Costs Net of Tax(A)	$32.3		$18.5		74.6%

Special Legal and Other Investigation Costs Per Share (fully diluted)	$0.20		$0.0		N/A
Earnings Per Share (fully diluted)	$0.49		$0.40		22.5%
Earnings Per Share (fully diluted) Before Special Legal and Other Investigation Costs(A)	$0.69		$0.40		72.5%

Shares of Common Stock Repurchased	0		1,078,000	(H)	—
Land and Building Purchases	$6.8	(F)	$17.3	(I)	(60.7)%
Capital Expenditures, net	$10.0		$6.0		65.5%
New Student Enrollment (J)	19,514		15,878		22.9%

(A)      Given the large amount of legal and other investigation costs expected in connection with the DOJ investigation, the SEC inquiry and the securities class action and shareholder derivative lawsuits filed against the company (collectively, the “Actions”), the company’s management believes that providing the performance results without these additional costs might be a useful supplement for investors in comparing the company’s performance absent the legal and other investigation costs associated with the Actions.  Although legal and other investigation costs are a regular expense of the company, the level of legal and other investigation costs facing the company as a result of the Actions is much larger than the company has previously experienced, and the company hopes that legal and other investigation costs at this level will not occur in the future.  In evaluating the company’s performance, the company’s management uses the following measurements that are not under generally accepted accounting principles (“GAAP”) and are, therefore, non-GAAP financial measures.  Although the non-GAAP financial measures exclude a cash cost to the company, management compensates for this by using the GAAP measures in addition.  The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the measures prepared in accordance with GAAP.

(1)          The company believes that Operating Income Before Special Legal and Other Investigation Costs provides useful information to investors by improving their ability to compare the company’s Operating Income without the Special Legal and Other Investigation Costs for the three and six months ending June 30, 2004 with the Operating Income for the corresponding periods in 2003.  Operating Income Before Special Legal and Other Investigation Costs can be reconciled to Operating Income as shown in the two lines of the table immediately preceding this entry.

(2)          The company believes that Operating Margin Before Special Legal and Other Investigation Costs provides useful information to investors by improving their ability to compare the company’s Operating Income without the Special Legal and Other Investigation Costs as a percentage of Revenues for the three and six months ending June 30, 2004 with the Operating Income as a percentage of Revenues for the corresponding periods in 2003.  Operating Margin Before Special Legal and Other Investigation Costs can be reconciled to Operating Margin as shown in the two lines of the table immediately preceding this entry.

(3)          The company believes that Net Income Before Special Legal and Other Investigation Costs Net of Tax provides useful information to investors by improving their ability to compare the company’s Net Income without the Special Legal and Other Investigation Costs for the three and six months ending June 30, 2004 with the Net Income for the corresponding periods in 2003.  The company’s effective tax rate for the three months ending June 30, 2004 was 39.0 percent compared to 38.5 percent for the same period in 2003.  The company’s effective tax rate for the six months ending June 30, 2004 was 39.0 percent compared to 38.5 percent for the same period in 2003.  Net Income Before Special Legal and Other Investigation Costs Net of Tax can be reconciled to Net Income as shown in the two lines of the table immediately preceding this entry.

(4)          The company believes that Earnings Per Share (fully diluted) Before Special Legal and Other Investigation Costs provides useful information to investors by improving their ability to compare the company’s Earnings Per Share (fully diluted) without the Special Legal and Other Investigation Costs for the three and six months ending June 30, 2004 with the Earnings Per Share (fully diluted) for the corresponding periods in 2003.  Earnings Per Share (fully diluted) Before Special Legal and Other Investigation Costs can be reconciled to Earnings Per Share (fully diluted) as shown in the two lines of the table immediately preceding this entry.

(B)        Excludes international enrollments and enrollments at the two ITT Technical Institutes that are gradually ceasing operations.  In the three months ending June 30, 2004, there were no new student enrollments at those two colleges compared to 12 in the three months ending June 30, 2003.  As of June 30, 2004, the combined total student enrollment at those two colleges was 101, compared to 290, as of June 30, 2003.

(C)        Represents the number of online courses that students were registered to take.

(D)       Represents the number of Continuing Students in the quarter, divided by the Total Student Enrollment as of the end of the immediate preceding quarter.

(E)         For approximately $0.8 million or at an average price of $27.43 per share.

(F)         Represents two parcels of real estate on which the company intends to build two college facilities and one facility that contains one of the company’s current colleges.

(G)        Represents one of the company’s colleges and its corporate offices.

(H)       For approximately $28.7 million or at an average price of $26.65 per share.

(I)            Represents three of the company’s colleges and its corporate offices.

(J)           Excludes international enrollments and enrollments at the two ITT Technical Institutes that are gradually ceasing operations.  In the six months ending June 30, 2004, there were two new student enrollments at those two colleges compared to 32 in the six months ending June 30, 2003.  As of June 30, 2004, the combined total student enrollment at those two colleges was 101 compared to 290 as of June 30, 2003.

The company reported that it continues to work to resolve the ongoing investigations of the company being conducted by the U.S. Department of Justice

(“DOJ”), the Securities and Exchange Commission (“SEC”) and the Office of Attorney General for the State of California (“CAG”) described in the company’s Form 10-Q for the quarter ended March 31, 2004, which was filed with the SEC on April 27, 2004.  In addition, the company reported the following developments in the lawsuits that were filed earlier this year after the share price of the company’s common stock declined in response to the execution of the search warrants and subpoenas in connection with the DOJ investigation:  (a) the securities class action lawsuits have all been transferred to the U.S. District court for the Southern District of Indiana and consolidated into one lawsuit, and an amended consolidated complaint is anticipated to be filed in that action on or before August 19, 2004; and (b) an amended consolidated complaint was filed in the shareholder derivative lawsuit following the consolidation of those actions into one lawsuit.

On March 4, 2004, the company’s Board of Directors appointed a Special Committee of independent directors to conduct an investigation into the facts and circumstances relating to the DOJ and CAG investigations and the securities class action lawsuits referenced above.  In the company’s Form 10-Q for the quarter ended March 31, 2004, filed with the SEC on April 27, 2004, the company reported that its registered public accounting firm, PricewaterhouseCoopers LLP, could not complete its review of the financial statements contained therein prior to the completion of the Special Committee’s investigation and its review of the results of that investigation.  In late June 2004, the Special Committee reported on its investigation to the company’s Board of Directors and shared the results with the company’s registered public accounting firm.  Subsequently, the company’s registered public accounting firm completed its review of the company’s financial statements contained in the company’s Form 10-Q for each of the quarters ended March 31, 2004 and June 30, 2004 in accordance with Rule 10-01(d) of Regulation S-X promulgated by the SEC.

Champagne said, “Last week, we announced that Omer Waddles, president and COO had resigned and that I have assumed his responsibilities.  The transition is complete and we will begin a search for Omer’s successor.  We have a strong management team in place that can continue to effectively implement our growth initiatives.”

“We plan initiating marketing activities for, and beginning our first class at, our 78th college in Kansas City, Missouri during the third quarter, assuming all of the required regulatory approvals are obtained in a timely fashion,” continued Champagne.  “We plan to also commence classes at two additional new colleges in December of this year, provided that we obtain all of the required regulatory approvals.  These new colleges will be our 79th and 80th institutes and will be located in Owings Mills (Baltimore), Maryland and Kennesaw (Atlanta), Georgia.  Our online course registrations were approximately 12,500 in the three months ending June 30, 2004 compared to 868 in the same period of 2003, primarily as a result of the increased number of our colleges that are using the 2+1 hybrid delivery model and the increased student enrollment in our programs of study that are taught entirely online.  In the second quarter of 2004, 62 of our colleges were using the 2+1 hybrid delivery model.

We are gradually introducing six new resident and online programs of study in our colleges as regulatory approvals are obtained.  The six new programs include associate and bachelor degree programs in Business Administration, Business Accounting Technology and Criminal Justice.  During the second quarter of 2004, our advertising expenditures increased approximately 30 percent compared to the second quarter of 2003, primarily to promote the six new programs described above, and we intend to continue this promotion in the second half of 2004.”

Kevin M. Modany, senior vice president and CFO said, “In the first quarter of 2004, the company recorded a pre-tax charge of $9.7 million for estimated legal costs associated with the DOJ investigation, SEC inquiry, and the shareholder and derivative litigation.  During the current quarter, we have revised our estimate for these legal costs by recording an additional charge of $3.0 million.  As of June 30, 2004, we had been billed approximately $8.4 million in related legal fees.  In addition, we incurred approximately $2.6 million in expenses for other investigation costs (including approximately $2.1 million charged by our registered public accounting firm to perform extended audit procedures) with respect to those matters.  Excluding $3.0 million of special legal costs and the $2.6 million for other “non-legal” investigation costs incurred in the second quarter, our operating margin in the second quarter would have increased 610 basis points to 18.5 percent compared to 12.4 percent in the same period last year, and our EPS would have increased 76.2 percent to $0.37 compared to $0.21 in the second quarter of 2003.  This strong financial performance was driven by attractive increases in new students and total student enrollment that resulted from the continuing implementation of our 10-Point Growth Plan.”  The reconciliation to the company’s consolidated statements of operations for the non-GAAP financial measures in this paragraph is provided in the table above and on our web site, www.ittesi.com.

Modany continued, “Our cash and cash equivalents and investments on June 30, 2004 totaled $285.0 million.  Capital expenditures in the second quarter were $6.9 million, excluding the purchase of any real estate.  In the second quarter, we concluded three real estate acquisitions totaling $6.8 million.  Days sales outstanding on June 30, 2004 remained low at 6.8 days compared to 6.1 days on June 30, 2003.  Bad debt expense as a percent of revenue was 1.6 percent in the second quarter of 2004 compared to 1.2 percent in the same period of 2003.  Deferred revenue increased 28.9 percent to $122.5 million on June 30, 2004 compared to $95.0 million on June 30, 2003.  We believe the company’s financial position is very strong.”

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based upon the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. There can be no assurance that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; the results of the qui tam action brought under the False Claims Act, 31 U.S.C. Section 3730, in which the company is a defendant which, if adversely determined, could result in a demand for repayment of federal student financial aid funds, trebled under the False Claims Act, and penalties; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of the institutes; the company’s ability to implement its growth strategies; receptivity of students and employers to the company’s existing program offerings and new curricula; loss of lender access to the company’s students for student loans; the effects of the federal grand jury investigation of the company which could result in monetary fines or penalties or other sanctions imposed on the company (including the company’s loss of eligibility to participate in student financial aid programs) that could materially adversely affect the company’s financial condition and operations; the results of the Securities and Exchange Commission’s inquiry into the allegations being investigated by the federal grand jury which could result in the restatement of the company’s financial statements, monetary fines or penalties or other sanctions that could materially adversely affect the company’s financial condition and operations; the results of the securities class action and shareholder derivative lawsuits filed against the company which, if adversely determined, could have a material adverse affect on the company’s financial condition and results of operations; and other risks and uncertainties detailed from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:		WEB SITE:
Martin Grossman	Nancy Brown	www.ittesi.com
Senior Vice President	Director Corporate Relations
(317) 706-9207	(317) 706-9260

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share and operating data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues	$150,931	$124,831	$292,661	$243,831

Costs and Expenses
Cost of educational services	78,010	72,449	154,503	140,782
Student services and administrative expenses	45,045	36,924	86,494	73,922
Special legal and other investigation costs	5,606	—	15,306	—
Total costs and expenses	128,661	109,373	256,303	214,704

Operating income	22,270	15,458	36,358	29,127

Interest income, net	648	550	1,357	998

Income before income taxes	22,918	16,008	37,715	30,125

Income taxes	8,938	6,163	14,709	11,598

Net income	$13,980	$9,845	$23,006	$18,527

Earnings per common share (basic):	$0.31	$0.22	$0.50	$0.41
Earnings per common share (diluted):	$0.30	$0.21	$0.49	$0.40

Supplemental Data:
Cost of educational services	51.7%	58.0%	52.8%	57.7%
Student services and administrative expenses	29.8%	29.6%	29.6%	30.3%
Special legal and investigation related costs	3.7%	—	5.2%	—
Operating margin	14.8%	12.4%	12.4%	12.0%
Student enrollment at end of period	38,810	33,443	38,810	33,443
Technical institutes at end of period	77	75	77	75
Shares for earnings per share calculation:
Basic	45,726	44,830	45,667	44,922
Diluted	46,770	45,921	46,767	45,982

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30, 2004	December 31, 2003	June 30, 2003
	(unaudited)		(unaudited)
Assets
Current assets
Cash and cash equivalents	$183,327	$168,273	$156,212
Restricted cash	—	8,496	—
Short-term investments	83,122	63,938	12,188
Accounts receivable, net	11,320	9,398	8,322
Deferred and prepaid income tax	4,399	2,906	3,125
Prepaids and other current assets	6,910	3,635	5,619
Total current assets	289,078	256,646	185,466
Property and equipment, net	88,464	81,503	74,885
Direct marketing costs	12,926	10,844	10,618
Investments	18,509	13,467	—
Other assets	959	810	789
Total assets	$409,936	$363,270	$271,758

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$59,347	$36,543	$41,531
Accrued compensation and benefits	14,623	16,986	10,979
Other accrued liabilities	20,838	18,444	17,785
Deferred revenue	122,521	130,364	95,027
Total current liabilities	217,329	202,337	165,322
Deferred income tax	4,431	4,691	3,895
Minimum pension liability	7,012	7,012	8,041
Other liabilities	2,985	3,106	2,561
Total liabilities	231,757	217,146	179,819

Shareholders’ equity
Preferred stock, $.01 par value, 5,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $.01 par value, 150,000,000 shares authorized, 54,068,904 issued and outstanding	540	540	540
Capital surplus	57,332	52,688	45,657
Retained earnings	242,303	221,400	190,342
Accumulated other comprehensive (loss)	(4,263)	(4,263)	(4,888)
Treasury stock, 8,331,843, 8,638,535, and 9,214,990 shares, at cost	(117,733)	(124,241)	(139,712)
Total shareholders’ equity	178,179	146,124	91,939
Total liabilities and shareholders’ equity	$409,936	$363,270	$271,758

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Cash flows provided by (used for) operating activities:
Net income	$13,980	$9,845	$23,006	$18,527
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,921	5,597	9,788	11,013
Provision for doubtful accounts	2,400	1,540	4,901	3,542
Deferred taxes	2,169	(1,939)	(1,753)	(3,446)
Increase/decrease in operating assets and liabilities:
Short-term investments	13,161	16,076	11,343	13,483
Accounts receivable	(5,201)	(700)	(6,823)	(2,891)
Direct marketing costs	(947)	(63)	(2,082)	(9)
Accounts payable and accrued liabilities	19,949	31,917	22,714	31,424
Prepaids and other assets	64	3,531	(3,424)	437
Deferred revenue	(5,164)	(3,296)	(7,843)	(7,970)
Net cash provided by (used for) operating activities	45,332	62,508	49,827	64,110

Cash flows provided by (used for) investing activities:
Facility and land purchases	(6,798)	(9,662)	(6,798)	(17,303)
Capital expenditures, net	(6,927)	(4,254)	(9,951)	(6,011)
Proceeds from maturities of held-to-maturity investments	36,302	—	59,202	—
Purchase of held-to-maturity investments	(71,565)	—	(94,771)	—
Net cash provided by (used for) investing activities	(48,988)	(13,916)	(52,318)	(23,314)

Cash flows provided by (used for) financing activities:
Purchase of treasury stock	—	(768)	—	(28,726)
Exercise of stock options	555	1,937	9,049	13,105
Net cash provided by (used for) financing activities	555	1,169	9,049	(15,621)

Net increase (decrease) in cash, cash equivalents and restricted cash	(3,101)	49,761	6,558	25,175

Cash, cash equivalents and restricted cash at beginning of period	186,428	106,451	176,769	131,037

Cash, cash equivalents and restricted cash at end of period	$183,327	$156,212	$183,327	$156,212